UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

3500 Sunrise Highway, Suite D-122, Great River, New York 11739
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 968-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 7, 2005, Netsmart Technologies, Inc. (the “Registrant”) entered into a Revolving Credit and Term Loan Agreement ( as amended to date, the “Loan Agreement”) with Bank of America, N.A. (the “Bank”) pursuant to which the Bank has agreed to make loans to the Registrant consisting of (i) a $2,500,000 Revolving Credit Loan and (ii) a $2,500,000 Term Loan. On September 29, 2006, the Registrant and the Bank entered into a Second Amendment and Waiver to Loan Agreement dated as of July 31, 2006, pursuant to which the Bank agreed to amend the terms of the Tangible Net Worth and Debt covenants contained in the Loan Agreement and waive the non-compliance by Registrant with the Permitted Acquisition covenant resulting from the Registrant’s acquisition of QS Technologies, Inc.

A copy of the Second Amendment and Waiver to Loan Agreement is filed as Exhibit 10.1 hereto, the terms of which are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Second Amendment and Waiver to Loan Agreement dated as of July 31, 2006 between the Registrant and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: September 29, 2006	By:	/s/ Anthony F. Grisanti
Anthony F. Grisanti Chief Financial Officer (Principal Financial Officer)